EXHIBIT 21











                Subsidiaries of Montgomery Financial Corporation




Name                                           Jurisdiction of Incorporation
------------------------------------------  -----------------------------------

Montgomery Savings, A Federal Association                 Federal

MSA Service Corp.                                         Indiana